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                                                           Exhibit 23.1
                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 17, 1996, except as to the stock split described in Note 11 which is as of August 5, 1996, which appears on page F-2 of the Amended Registration Statement on Form S-1 of ACE*COMM Corporation dated August 12, 1996.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Washington, D.C.
September 16, 1996